Exhibit 10.3

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Escrow Agreement”), dated as of [●], 2020, is by and among Webstar Technology Group, Inc., a Wyoming corporation (the “Company”), and Foley & Lardner LLP, a Wisconsin limited liability partnership (the “Escrow Agent”).

WHEREAS, the Company is offering for sale a minimum of 300,000 and a maximum of 600,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a fixed price of $0.10 per share (the “Offering”);

WHEREAS, as a condition to closing the Offering, the Company is required to raise no less than $30,000.00 (the “Escrow Release Condition”);

WHERAS, the Company will enter into a Subscription Agreement with one or more investors (each, an “Investor”), pursuant to which the Investor has agreed to purchase shares of Common Stock for an aggregate dollar amount specified in the Subscription Agreement (the “Escrow Deposit”); and

WHEREAS, the Company and the Investor desire that the Escrow Deposit be held in escrow by the Escrow Agent pending the satisfaction of the Escrow Release Condition, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Escrow Deposit. Simultaneously with the execution and delivery of the Subscription Agreement, the Investor shall deposit the Escrow Deposit with the Escrow Agent, by delivery of a check or wire transfer in immediately available funds, in accordance with the wire instructions set forth on Exhibit A and in the Subscription Agreement. The Investor shall send a copy of the executed Subscription Agreement to both the Company and the Escrow Agent. The Escrow Agent agrees to hold and dispose of the Escrow Deposit pursuant to the terms and conditions of this Escrow Agreement. Escrow Agent may hold the Escrow Deposit in an account containing deposits from other investors.

2. No Interest. The Escrow Deposit shall be held in a non-interest bearing account. No interest on the Escrow Deposit shall be allocated or paid to the Investor or the Company.

3. Disbursement of Escrow Deposit. The Escrow Agent shall disburse the Escrow Deposit received by the Investor to the Company upon notice from the Company that the Company has received subscriptions or escrow deposits for at least $30,000.00 of its Common Stock. The Escrow Agent shall return the Escrow Deposit, or portions thereof, to the Investor upon written notice of the Company that the Investor’s subscription, or a portion thereof, has been rejected for any or no reason. The Escrow Agent shall also return the Escrow Deposit to the Investor upon written notice from the Investor received on or after [●]. Notwithstanding the foregoing, if the Escrow Agent receives no written instructions for the disbursement of the Escrow Deposit by 5:00 P.M. Eastern Time on [●], the Escrow Agent shall promptly disburse the Escrow Deposit to the Investor pursuant to the wiring instructions set forth in the Subscription Agreement; provided, however, if no wiring instructions have been delivered to the Escrow Agent, in the Subscription Agreement or otherwise, the Escrow Agent shall not be obligated to disburse the Escrow Deposit to the Investor until wiring instructions have been delivered to the Escrow Agent in accordance with Section 9 below. The Escrow Agent shall not authorize or make any disbursements of the Escrow Deposit, except pursuant to this Section 3, whereupon the Escrow Agent shall, within two business days, pay any amounts payable hereunder by wire transfer of immediately available funds to the account designated by the Company or by the Investor, as applicable.

4. Exculpation of Escrow Agent. The Escrow Agent shall have no duties or responsibilities except for those set forth herein which the parties agree are ministerial in nature. Except for its gross negligence or willful misconduct in connection with its material breach of this Escrow Agreement which is the sole cause of any loss to Investor or the Company: (a) Escrow Agent shall not have any liability of any kind whatsoever for the performance of any duties imposed upon the Escrow Agent under this Escrow Agreement or for any action or failure to act by the Escrow Agent hereunder; (b) Escrow Agent shall not be responsible for the acts or omissions of any other parties hereto; (c) Escrow Agent shall be indemnified and held harmless by the Company against any loss, liability, claim, damage, injury, demand or expense, including reasonable legal fees through all trial and appellate levels, arising out of or in connection with the performance of the Escrow Agent’s obligations hereunder, including the costs and expenses incurred in connection with the collection of its fees and including the costs and expenses of defending itself against any claim or liability arising out of or in connection with the performance of its duties hereunder; (d) the Escrow Agent shall have no responsibility for any interest earned on the Escrow Deposit; and (e) the Escrow Agent may rely or act upon any instrument or document believed by the Escrow Agent in good faith to be genuine and to be executed and delivered by the proper person or party, and may assume in good faith the authenticity, validity and effectiveness thereof and shall not be obligated to make any investigation or determination as to the truth and accuracy of any information contained therein. In the event the Escrow Agent is notified of any dispute, disagreement or legal action by any third party relating to or arising in connection with the escrow account, the Escrow Deposit, or the performance of the Escrow Agent’s duties under this Escrow Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as the Escrow Agent may require in its sole discretion. The Escrow Agent shall be entitled to consult with counsel of its choosing (including internal counsel) and shall not be liable for any act suffered or omitted by it in good faith in accordance with the advice of such counsel. Any amounts owed to the Escrow Agent pursuant to this Escrow Agreement, including without limitation, any amounts arising from the indemnification obligations of the Company set forth above in this Section 4, may be deducted and set off by the Escrow Agent against the Escrow Deposit.

5. No Additional Duties. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless received by it in writing.

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6. Modification. No modification of this Escrow Agreement shall be valid unless the same is in writing and is signed by the Company and the Escrow Agent.

7. Wavier of Conflict; Resignation of Escrow Agent. The Investor consents and agrees that Foley & Lardner, LLP may represent the Company with respect to any matter related to the Escrow Deposit or otherwise. The Escrow Agent, and any successor Escrow Agent, may resign at any time as escrow agent hereunder by giving at least ten (10) business days written notice to the Company and the Investor; upon such resignation and the appointment of a successor escrow agent, except for gross negligence or willful misconduct, the resigning escrow agent shall be absolved from any and all liability in connection with the exercise of its powers and duties as escrow agent hereunder. In the event at any time the Escrow Agent resigns as Escrow Agent, the Company shall within ten (10) business days designate a successor Escrow Agent.

8. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Escrow Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

9. Notices. Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given if given in writing (i) on the date tendered by personal delivery, (ii) on the date received by facsimile or other electronic means, (iii) on the date tendered for delivery by nationally recognized overnight courier, or (iv) on the date tendered for delivery by United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, in any event addressed as follows:

If to Company:	Webstar Technology Group, Inc.
4231 Walnut Bend
Jacksonville, Florida 32257
Attn: Chief Executive Officer

with a copy to:

Foley & Lardner LLP
One Independent Drive, Suite 1300
Jacksonville, FL 32202
Attn: Michael B. Kirwan, Esq.

If to Investor:	to the address set forth in the Subscription Agreement

If to Escrow Agent:	Foley & Lardner LLP
One Independent Drive, Suite 1300
Jacksonville, FL 32202
Attn: Michael B. Kirwan, Esq.

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or to such other address or number, and to the attention of such other person, as the Company or the Investor, respectively, may designate at any time in writing in conformity with this Section.

10. Binding Effect. This Escrow Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, except that the parties hereto may not assign their respective obligations hereunder without the prior written consent of the other parties.

11. Enforceability. In the event that a court of competent jurisdiction shall hold any provision of this Escrow Agreement to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Headings. The headings in this Escrow Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

13. Termination. This Escrow Agreement shall terminate upon the disbursement of the Escrow Deposit by the Escrow Agent in accordance with Section 3.

14. Applicable Law. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to its conflicts of law principles. Each of the parties hereto consents to the jurisdiction of any state or federal court located in the State of Florida and irrevocably agrees that all actions and proceedings relating to this Escrow Agreement or to the transactions contemplated hereby may properly be litigated in such courts. Each of the parties further agrees not to bring any action or proceeding relating to this Escrow Agreement or to the transactions contemplated hereby in any other court.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as a sealed instrument as of the date first above written.

WEBSTAR TECHNOLOGY GROUP, INC.

By:
Title:

FOLEY & LARDNER LLP

By:	Michael B. Kirwan
Title:	Partner

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EXHIBIT A

ESCROW AGENT WIRE INSTRUCTIONS